<stamped: FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA
DEC 31 1998
No. C19431-98
/s/ Dean Heller
DEAN HELLER SECRETARY OF STATE>



                      ARTICLES OF MERGER FOR

                    SMOKY HILL SERVICES, INC.,

                       A NEVADA CORPORATION

          Pursuant to the provisions of Section 92A.200 of the Nevada Revised Statutes, Smoky Hill Services, Inc., a Nevada corporation ("Smoky Hill NV"), hereby adopts and files the following Articles of Merger as the surviving corporation to the merger of Smoky Hill Services, Inc., a Vermont corporation ("Smoky Hill VT"), with and into Smoky Hill NV:

          FIRST: The name and place of incorporation of each corporation which is a party to this merger is as follows:

          Name                              Place of Incorporation
          -------------------------         ----------------------
          Smoky Hill Services, Inc..               Nevada
          Smoky Hill Services, Inc.                Vermont

          SECOND: The Agreement and Plan of Merger (the "Plan") governing the merger between Smoky Hill NV and Smoky Hill VT, has been adopted by the Board of Directors of the Smoky Hill NV and Smoky Hill VT.

          THIRD: The approval of the shareholders of Smoky Hill NV and Smoky Hill VT was required to effectuate the merger. The number of shares of stock outstanding in each of the corporations (and the number of votes entitled to be cast) as of the date of the adoption of the Plan was as follows:

Entity                              Type of Shares     Number of Shares
                                                       Outstanding
----------------------------------  --------------     -----------------
Smoky Hill Services, Inc. (Nevada)      Common                 200
Smoky Hill Services, Inc. (Vermont)     Common          17,000,000

          The number of shares of stock of each corporation which voted for and against the Plan was as follows:

Entity                              Type of Shares     For          Against
------                              ---------------    -----        --------
Smoky Hill Serviaces, Inc. (Nevada)     Common         200             0
Smoky Hill Services, Inc. (Vermont)     Common         15,000,000      0

          FOURTH: The number of votes cast for the Plan by each voting group entitled to vote was sufficient for approval of the merger by each such voting group.

          FIFTH: Following the merger there are no amendments to the Articles of Incorporation of the surviving company.

          SIXTH: The complete executed Plan is on file at the registered office or other place of business of Smoky Hill NV.

          SEVENTH: A copy of the Plan will be furnished by Smoky Hill NV, on request and without cost, to any shareholder of either corporation which is a party to the merger.

          EIGHTH: The merger will be effective upon the filing of the Articles of Merger.

          DATED this 22nd day of December, 1998.


                         SMOKY HILL SERVICES, INC., a Nevada corporation

                                   /s/ Matthew McLelland
                         By_______________________________________
                             Matthew McLelland, President



                                    /s/ Jeanne Ball
                         By ______________________________________
                             Jeanne Ball, Secretary/Treasurer
STATE OF UTAH            )
                         : ss.
COUNTY OF SALT LAKE      )

          On the 22nd day of December, 1998, personally appeared before me Matthew McLelland and Jeanne Ball, personally known to me or proved to me on the basis of satisfactory evidence, and who, being by me duly sworn, did say that they are the President and Secretary/Treasurer, respectively, of Smoky Hill Services, Inc., and that said document was signed by them on behalf of said corporation by authority of its bylaws, and said Matthew McLelland and Jeanne Ball acknowledged to me that said corporation executed the same.


                         /s/ Anita Patterson
                         ___________________________________________
                             NOTARY PUBLIC